EXECUTION

EXCHANGE TRUST AGREEMENT

This EXCHANGE TRUST AGREEMENT (this “Agreement”) dated as of July 1, 2007, is executed by and among Structured Asset Securities Corporation, as depositor (the “Depositor”) and U.S. Bank National Association, solely in its capacity as trustee pursuant to the Underlying Trust Agreement (as defined below) (the “Trustee”).

WITNESSETH

WHEREAS, the Depositor, the Trustee and Aurora Loan Services, LLC, as Master Servicer have entered into a Trust Agreement (the “Underlying Trust Agreement”) dated as of July 1, 2007 establishing Lehman Mortgage Trust 2007-7 (the “Underlying Trust”);

WHEREAS, the Underlying Trust has issued a series of certificates known as Mortgage Pass-Through Certificates, Series 2007-7, evidencing the entire beneficial interest in the Underlying Trust;

WHEREAS, the Exchange Classes and Exchangeable Class (each as defined herein) will be issued hereunder and will represent ownership interests in the Related REMIC Classes (as defined herein);

WHEREAS, all or a portion of the Exchange Classes may be exchanged for the related Exchangeable Classes and vice versa; and

WHEREAS, the parties hereto desire to create this Trust to issue the Exchange Classes and the Exchangeable Class subject to the terms and conditions set forth herein.

NOW THEREFORE, the parties to this Agreement, in the several capacities hereinabove set forth, do hereby declare and establish this Agreement and do hereby undertake and otherwise agree as follows:

ARTICLE I

DEFINED TERMS

Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Underlying Trust Agreement and the rules of construction set forth therein shall apply hereto. In addition, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Aggregate Denomination”: As to any Class and date of determination, the aggregate of the denominations of the Outstanding Certificates of such Class on such date.

“Authorized Officer”: The Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President.

“Certificate”: A grantor trust pass-through security issued hereunder in a book-entry form as authorized by this Agreement.

“Certificate Registrar”: For the purposes of this Agreement, the Trustee appointed pursuant to the Underlying Trust Agreement which shall act as Certificate Registrar under this Agreement subject to the terms and conditions and entitled to the same rights, protections and indemnities set forth in the Agreement.

“Class”: Each Class of Certificates issued or issuable hereunder as set forth in Section 2.02 hereto and each REMIC Class issued under the Underlying Trust Agreement.

“Class Balance”: With respect to any Exchangeable Class or Exchange Class, at any time, the aggregate of the Certificate Principal Amounts of all Outstanding Certificates of such Class.

“Class Distribution Amount”: As to each Exchangeable Class and Exchange Class and any Distribution Date, an amount equal to the aggregate of the Class Interest Distribution Amount and Class Principal Distribution Amount on such date. As to each Related REMIC Class on any Distribution Date, the sum of (i) the Accrued Certificate Interest distributable to such Class pursuant to the Underlying Trust Agreement on such date; and (ii) the amount of principal distributable to such Class pursuant to the Underlying Trust Agreement on such date.

“Class Interest Distribution Amount”: As to each Exchangeable Class and Exchange Class, and each Distribution Date, an amount equal to Accrued Certificate Interest (as defined in the Underlying Trust Agreement) for such class.

“Class Principal Distribution Amount”: As to each Exchangeable Class and Exchange Class, and each Distribution Date, an amount as to principal equal to (i) the concurrent distribution of principal in respect of each Related REMIC Class multiplied by (ii) a fraction, the numerator of which is the Aggregate Denomination of such Class and the denominator of which is the Initial Authorized Denomination of such Class.

“Code”: The Internal Revenue Code of 1986, as amended, including any successor or amendatory provisions.

“Combination Group”: Any allowable combination of Certificates as set forth on Appendix A.

“Distribution Date”: As to any Exchangeable Class and Exchange Class, the Distribution Date for the Related REMIC Classes.

“Exchange Classes” or “Exchange Certificates”: Each Class of Certificates identified as such in Appendix A hereto and issued hereunder.

“Exchangeable Classes” or “Exchangeable Certificates”: Each Class of Certificates identified as such in Appendix A hereto and issued hereunder.

“Initial Authorized Denomination”: With respect to any Class and Combination Group, the amount set forth with respect to such Class and such Combination Group in Appendix A under the heading “Maximum Balance” or “Maximum Original Balance.”

“Issue Date”: July 29, 2007.

“Notional Amount”: With respect to any Notional Exchange Classes, as set forth in Appendix A hereto.

“Notional Exchange Classes”: Not applicable.

“Outstanding Certificate”: Any Outstanding Exchange Certificate and Outstanding Exchangeable Certificate.

“Outstanding Exchangeable Certificate”: Any Exchangeable Certificate issued on the Issue Date; provided, however, that upon the exchange of any Exchangeable Certificate pursuant to Section 2.03 hereof, the Exchangeable Certificate so exchanged shall be deemed no longer to be an Outstanding Certificate, and each Exchange Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchange Certificate.

“Outstanding Exchange Certificate”: Any Exchange Certificate issued on the Issue Date; provided, however, that upon the exchange of any Exchange Certificate pursuant to Section 2.03 hereof, the Exchange Certificate so exchanged shall be deemed no longer to be an Outstanding Exchange Certificate, and the Exchangeable Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchangeable Certificate.

“Paying Agent”: For the purposes of this Agreement, the Trustee appointed pursuant to the Underlying Trust Agreement which shall act as Paying Agent under this Trust Agreement subject to the same terms and conditions and entitled to the same rights, protections and indemnities set forth in the Underlying Trust Agreement.

“Prospectus”: The prospectus dated July 11, 2007, as supplemented by a prospectus supplement dated July 27, 2007, relating to the Lehman Mortgage Trust, Mortgage Pass-Through Certificates Series 2007-7.

“Realized Loss Allocation Amount”: As to each Exchangeable Class or Exchange Class and Distribution Date, an amount equal to the aggregate of the Realized Losses on such Distribution Date in respect of the Related REMIC Class or Classes multiplied by a fraction, the numerator of which is equal to the Aggregate Denomination of such Exchange or Exchangeable Class at the close of business on the related Record Date and the denominator of which is the Initial Authorized Denomination with respect to such Class.

“Related REMIC Class”: As to any Exchange Class (and each Exchangeable Class of the same Combination Group), the REMIC Class with the identical class designation as such Exchange Class.

“REMIC Class” or “REMIC Certificates”: Each of the following Classes of Certificates issued under the Underlying Trust Agreement in uncertificated form: the Class 1-A4, Class 1-A5, Class 1-A6, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-1A6, Class 2-A7, Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A4, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 6-A1, Class 6-A2, Class 6-A3, Class AX2 and Class AP2 Certificates.

“Trust”: The trust created by this Agreement, the corpus of which consists of the Trust Fund.

“Trust Account”: As defined in Section 3.02 hereof.

“Trust Fund”: The corpus of the trust created by this Agreement, consisting of the Trust Account and the uncertificated interests in the REMIC Certificates issued by the Underlying Trust and all payments thereon and all rights thereunder.

“Underlying Trust”: As defined in the Preamble hereof.

ARTICLE II

THE TRUST

Section 2.01. Acceptance of REMIC Certificates. U.S. Bank National Association, acting in its capacity as Trustee, acknowledges the transfer and assignment to it of the uncertificated REMIC Certificates and hereby declares that it will hold the same in trust for the Certificateholders on the terms in this Agreement contained.

Section 2.02. Certificates. The Certificates authorized by this Agreement shall consist of each Exchange Class and Exchangeable Class having the characteristics specified or determined as provided in Appendix A and the Underlying Trust Agreement, and otherwise shall be subject to the terms and provisions set forth herein.

Section 2.03. Exchanges. Certificates shall be exchangeable on the books of DTC, on and after the Closing Date, by notice to the Trustee and under the terms and conditions hereinafter set forth.

In the case of each Combination Group, Exchange Certificates in such Combination Group shall be exchangeable for Exchangeable Certificates related to such Combination Group in respective denominations determined based on the proportion that the initial Certificate Principal Balances of such Exchange Certificates bear to the original Certificate Principal Balances of the related Exchangeable Certificates, as set forth in Appendix A. Upon any such exchange the portions of the Exchange Certificates designated for exchange shall be deemed cancelled and replaced by the Exchangeable Certificates issued in exchange therefor. Correspondingly, Exchangeable Certificates related to a Combination Group may be further designated for exchange for Certificates of the Exchange Classes in such Combination Group in respective denominations determined based on the proportion that the initial Certificate Principal Balances of such Exchangeable Certificates bear to the original Certificate Principal Balances of the related Exchange Certificates, as set forth in Appendix A. There shall be no limitation on the number of exchanges authorized pursuant to this Section 2.03, and, except as set forth below, no fee or other charge shall be payable to the Trustee or DTC in connection therewith.

Upon the presentation and surrender by any Holder of its Certificates in the appropriate combination as set forth on Appendix A, such Holder shall hereunder transfer, assign, set over and otherwise convey to the Trustee, all of such Holder’s right, title and interest in and to such Certificates, including all payments of interest thereon received after the month of the date specified in the notice (as described in the immediately succeeding paragraph) relating to such exchange.

In order to effect an exchange of Certificates, the Certificateholder shall provide notice to the Trustee (substantially in the form of Exhibit I hereto) in writing or by e-mail at sfsexchange@usbank.com no later than two Business Days before the proposed exchange date. The exchange date may be any Business Day from and including the 25th day of the month to the second to the last Business Day of the month subject to the Trustee’s approval. The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both Certificates to be exchanged and Certificates to be received; outstanding Certificate Balance or Notional Amount and the Original Certificate Balance or Notional Amount of the Certificates to be exchanged; the Certificateholder’s DTC participant number; and the proposed exchange date. After receiving the notice, the Trustee shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

Notwithstanding any other provision herein set forth, a fee shall be payable to the Trustee in connection with each exchange equal to $5,000 for each exchange request.

The Trustee shall make the first distribution on an Exchange Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Section 2.04. Delivery of Instruments. The Trustee shall furnish to each Holder, upon request, copies of this Agreement, without attachments, applicable to the Certificate(s) held by such Holder.

ARTICLE III

CERTIFICATES; DISTRIBUTIONS

Section 3.01. Issuance of Certificates. The Classes of Certificates issued hereunder shall be issued in book-entry form and shall be maintained in the names of the record owners thereof as entries on the books of DTC. Such Certificates shall be in authorized denominations set forth herein and in the Underlying Trust Agreement.

Section 3.02. Trust Account. On or before the Issue Date, the Trustee shall either (i) open with a depository institution one or more trust accounts in the name of the Trustee on behalf of the Trust Fund that shall collectively be the “Trust Account,” (ii) in lieu of maintaining any such account or accounts, maintain the Trust Account by means of appropriate entries on its books and records designating all amounts credited thereto in respect of the REMIC Certificates and all investments of any such amounts as being held by it in its capacity as Trustee for the benefit of the Holders of the Certificates or (iii) maintain the Trust Account in the form of any combination of accounts or book entries described in clauses (i) and (ii) above. Any manner or manners in which the Trust Account is maintained may at any time be changed without notice to, or the approval of Holders of, the Certificates so long as funds held in the Trust Fund by, or for the account of, the Trustee shall at all times be identified. To the extent that the Trust Account is maintained by the Trustee in the manner provided for in clause (ii) above, all references herein to deposits and withdrawals from the Trust Account shall be deemed to refer to credits and debits to the related books of the Trustee.

The Trustee shall deposit in the Trust Account all distributions in respect of the REMIC Certificates received by it as Trustee hereunder. All such distributions deposited from time to time in the Trust Account and all investments made with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Trust Account as part of the Trust Fund as herein provided, subject to withdrawal by the Trustee for distributions on the Certificates.

Section 3.03. Distributions. On each Distribution Date, the Trustee shall withdraw from the Trust Account the Class Distribution Amount for each Class and shall cause the Paying Agent to make the appropriate distributions to the Holders of each such Class. All distributions of such Class Distribution Amount that are made with respect to a particular Class shall be made pro rata among all Certificates of such class in proportion to their respective Certificate Balances, with no preference or priority of any kind. As among any Outstanding Exchange Classes, distributions shall be made to such Certificates, pro rata, in proportion to the Class Principal Balance of each such Class.

Section 3.04. Allocation of Realized Losses. On each Distribution Date, the Realized Loss Allocation Amount for each Exchange and Exchangeable Class shall be applied to such Class in reduction of the balances thereof.

ARTICLE IV

LIMITATION OF LIABILITY

The Trustee shall be entitled to the same rights, protections and indemnities afforded to it under the Underlying Trust Agreement.

ARTICLE V

THE TRUSTEE

In the event that there shall be any matter arising under the Underlying Trust Agreement that requires the vote of Holders of Certificates outstanding thereunder, the Trustee shall vote such REMIC Certificates in such amounts and proportions as shall reflect instructions received from Holders of any Outstanding Exchange Certificates and Outstanding Exchangeable Certificates.

ARTICLE VI

TERMINATION

The obligations and responsibilities of the Trustee shall terminate as to the Trust upon the same terms and conditions as the Underlying Trust pursuant to the Underlying Trust Agreement.

ARTICLE VII

SUPPLEMENTAL AGREEMENTS

This Agreement may be amended or supplemented from time to time by the Depositor and the Trustee upon the same terms and conditions as the Underlying Trust Agreement may be amended or supplemented.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Certificateholders. The death of incapacity of any Certificateholder shall neither operate to terminate this Agreement, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the affairs of the Trust Fund, nor otherwise affect the rights, duties and obligations of any of the parties to this Agreement.

Except as provided in Article V and Article VII, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

No Certificateholder shall have any right, by virtue of any provision of this Trust Agreement, to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless an Event of Default shall have occurred and be continuing in respect of this Agreement. It is understood and intended, and is expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of the Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03. Demands, Notices and Communications. All formal demands, notices and communications by and among the Trustee, the Certificate Registrar, the Paying Agent and the Holder of any Certificate shall be in writing and delivered in person or by first class mail, postage prepaid, or by facsimile to the Trustee at its address or facsimile number set forth in the Underlying Trust Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given whether or not the Person to whom such notice shall have been directed receives such notice.

Section 8.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 8.05. Tax Status and Reporting. It is the intended that the Trust Fund created hereunder be considered a “grantor trust” under the Code. Based upon such characterization, within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall mail to each person who so requests in writing and who at anytime during such calendar year shall have been a Certificateholder the necessary information under applicable law for preparation of such Holder’s federal and state income tax returns unless substantially similar information has been previously provided to such Certificateholder.

For federal income tax purposes, the grantor trust created hereunder shall have a calendar year taxable year. The Trustee shall prepare or cause to be prepared and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities, income tax information returns for each taxable year with respect to the grantor trust.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement, as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION
solely in its capacity as Trustee

By:_/s/ David Duclos____________________________
Name:_David Duclos__________________________
Title:_Vice President___________________________

STRUCTURED ASSET SECURITIES
CORPORATION
in its capacity as Depositor

By:_/s/ Michael Hitzmann_____________________________
Name:_Michael Hitzmann___________________________
Title:_Senior Vice President____________________________

APPENDIX A

Available Exchange Combinations

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance/ Notional Amount (1)	Class	Maximum Initial Principal Balance/ Notional Amount (1)	Principal Type	Interest Type

Combination 1
1-A4	$89,582,071	1-A1	$275,000,000	Senior, Pass-Through	Floating Rate
2-A1	$185,417,929

Combination 2
1-A6	$6,890,929	1-A2	$37,793,918	Senior, Pass-Through	Inverse Floating Rate
1-A5	$41,345,574
2-A2	$30,902,989
2-A3	$185,417,929

Combination 3
2-A5	$60,777,000	2-A8	$66,062,082	Super Senior, Sequential	Fixed Rate
2-A6	$5,285,082

Combination 4
2-A4	$11,658,000	2-A9	$77,720,082	Super Senior, Pass-Through	Fixed Rate
2-A5	$60,777,000
2-A6	$5,285,082

Combination 5
2-A7	$ 3,537,000	2-A10	$81,257,082	Senior, Pass-Through	Fixed Rate
2-A4	$11,658,000
2-A5	$60,777,000
2-A6	$5,285,082

Combination 6
4-A1	$54,701,142	4-A5	$63,818,000	Super Senior, Pass-Through	Fixed Rate
4-A3	$ 9,116,858
4-A2	$54,701,141

Combination 7
4-A3	$ 9,116,858	4-A6	$ 9,116,858	Super Senior, Pass-Through	Inverse Floating Rate
4-A2	$54,701,141

Combination 8
4-A3	$ 9,116,858	4-A7	$18,609,858	Super Senior, Pass-Through	Inverse Floating Rate
4-A2	$54,701,141
5-A4	$ 9,493,000
5-A3	$56,958,000

A-1

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance/ Notional Amount (1)	Class	Maximum Initial Principal Balance/ Notional Amount (1)	Principal Type	Interest Type

Combination 9
4-A1	$54,701,142	4-A8	$282,453,142	Super Senior, Pass-Through	Floating Rate
5-A1	$123,409,000
6-A1	$104,343,000

Combination 10
4-A4	$11,734,000	4-A9	$45,211,000	Senior Support, Pass-Through	Weighted Average Rate
5-A5	$24,627,000
6-A3	$8,850,000

Combination 11
4-A1	$54,701,142	4-A10	$301,063,000	Super Senior, Pass-Through	Weighted Average Rate
4-A3	$ 9,116,858
4-A2	$54,701,141
5-A1	$123,409,000
5-A2	$66,451,000
5-A4	$ 9,493,000
5-A3	$56,958,000
6-A1	$104,343,000
6-A2	$104,343,000

Combination 12
5-A4	$ 9,493,000	5-A6	$ 9,493,000	Super Senior, Pass-Through	Inverse Floating Rate
5-A3	$56,958,000

Combination 13
5-A1	$123,409,000	5-A7	$132,902,000	Super Senior, Pass-Through	Fixed Rate
5-A2	$66,451,000
5-A4	$ 9,493,000
5-A3	$56,958,000

Combination 14
6-A1	$104,343,000	6-A4	$104,343,000	Super Senior, Pass-Through	Fixed Rate
6-A2	$104,343,000

Combination 15
AX2	$5,776,713	6-A5	$302,348,608	Senior, Pass-Through	Weighted Average Rate
AP2	$1,285,608
4-A1	$54,701,142
4-A3	$ 9,116,858
4-A2	$54,701,141
5-A1	$123,409,000
5-A2	$66,451,000
5-A4	$ 9,493,000
5-A3	$56,958,000
6-A1	$104,343,000
6-A2	$104,343,000

(1)
Exchange Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the maximum initial principal balances of such certificates bear to one another as shown above.

A-2

EXHIBIT I

FORM OF EXCHANGE LETTER

___, 20__

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Group, LMT 2007-7

Re:	Lehman Mortgage Trust 2007-7,
Mortgage Pass-Through Certificates, Series 2007-7

Ladies and Gentlemen:

Pursuant to the terms of the Exchange Trust Agreement dated as of July 1, 2007 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as depositor and U.S. Bank National Association, as trustee (the “Trustee”), we hereby present and surrender the Certificates specified on Schedule I attached hereto and transfer, assign, set over and otherwise convey to the Trustee, all of our right, title and interest in and to such Certificates, including all payments of interest thereon received after [___________], 2007, in exchange for the related Certificates specified on Schedule I attached hereto.

We agree that upon such exchange the portions of the Certificates designated for exchange shall be deemed cancelled and replaced by the Certificates issued in exchange therefor. We confirm that we have paid a fee to the Trustee in connection with such exchange equal to $5,000.

Sincerely,

By:
Name:
Title:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

SCHEDULE I

[insert the information as to the Exchange Class(es) and Exchangeable Class(es) to be exchanged required by Section 2.04 of the Trust Agreement]